UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2009

ICOP DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-32560	84-1493152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16801 W. 116th Street Lenexa, Kansas	66219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 913-338-5550

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On June 12, 2009, the Compensation and Incentive Plan Committee of the Board of Directors of ICOP Digital, Inc. (the “Registrant”) authorized the repricing of certain stock options previously issued to the Registrant’s employees, officers and members of the Board of Directors pursuant to the Registrant’s 2002 Stock Option Plan (the “Options”). As a result, the exercise price of the Options was lowered to $0.45. There was no change in the number of shares subject to each Option, vesting or other terms. The repricing was implemented to realign the value of the Options with their intended purpose, which is to retain and motivate the Registrant’s employees, officers and directors. Prior to the repricing, many of the Options had exercise prices well above the recent trading prices of the Registrant’s common stock on the NASDAQ Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOP DIGITAL, INC.

June 16, 2009	By:	/s/ David C. Owen
	Name:	David C. Owen
	Title:	Chief Executive Officer